                             SHAREHOLDERS' AGREEMENT

                                  BY AND AMONG

--------------------------------------------------------------------------------
                               PASCUAL MASTELLONE
                            VICTORIO BRUNO MASTELLONE
                                 JOSE MASTELLONE
                           DALLPOINT INVESTMENTS LTD.
--------------------------------------------------------------------------------

                           Buenos Aires, March 4, 1999

                             SHAREHOLDERS' AGREEMENT

This Shareholders' Agreement (the "Agreement") dated March 4, 1999, by and among:

Mr. Pascual MASTELLONE, bearer of identity card DNI 4,889,103, domiciled in
General Rodriguez, Province of Buenos Aires, at Brown 957;

Mr. Victorio Bruno MASTELLONE, bearer of identity card L.E. No. 4,908,288, domiciled in General Rodriguez, Province of Buenos Aires, at Ejercito Argentino
884;

Mr. Jose MASTELLONE, bearer of identity card L.E. No. 4,913,592, domiciled in
General Rodriguez, Province of Buenos Aires, at Ejercito Argentino 884;
(collectively referred to as the "Mastellone Brothers") and

Dallpoint Investments Ltd. (hereinafter "Dallpoint") a company duly organized and existing under the laws of the British Virgin Islands, domiciled for the purposes hereof in Buenos Aires at Av. Corrientes 311, 5th Floor, Capital City,
herein represented by Mr. Carlos Marcelo Agote, in his capacity as attorney-in-fact. The Mastellone Brothers and Dallpoint shall be individually referred to as "Party" or "Shareholder" and collectively as "Parties" or
"Shareholders".

                                     WHEREAS

A.   On August 3, 1998, the Parties entered into a "Shareholders' Agreement", governing the relation between the Parties as of that date.

B.   On August 23, 1998, the Parties entered into a "Shareholders' Agreement"
     providing for additional contributions, and governing the terms and conditions of such contributions.

C.   On December 2, 1998, the Parties entered into an "Amended Shareholders'
     Agreement".

D.   On the date hereof the Parties have entered into a "Stock Purchase
     Agreement" under which Dallpoint acquired from Mastellone Brothers certain shares issued by Mastellone Hnos S.A. (the "Company").

E.   The above mentioned "Stock Purchase Agreement" also provides for the subscription by Dallpoint of all the shares to be issued by the Company upon a Capital Stock increase called by the Board of Directors on the date hereof.

F.   Upon consummation of the above mentioned transfer of shares and the subscription by Dallpoint of the new shares to be issued pursuant to the
     Company's Capital Stock increase, the Company's ownership structure shall be as follows:

---------------------------------------------------------------------------------------------
SHAREHOLDER                        CLASS A SHARES         CLASS B SHARES             TOTAL
---------------------------------------------------------------------------------------------

Pascual Mastellone                    43,482,328             27,178,770           70,661,098
---------------------------------------------------------------------------------------------
Victorio Bruno Mastellone             43,482,324             27,178,767           70,661,091
---------------------------------------------------------------------------------------------
Jose Mastellone                       43,482,324             27,178,767           70,661,091
---------------------------------------------------------------------------------------------
Dallpoint Investments Ltd.            51,500,000             52,910,665          104,410,665
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

               TOTAL                 181,946,976            134,446,969          316,393,945
---------------------------------------------------------------------------------------------

G.   In the light of the new equity interests of the Parties in the Company, and in order to have a single document governing the relation among
     Shareholders, the Parties have agreed to terminate the documents mentioned in the Whereas Clauses A, B and C hereof and enter into a new Shareholders'
     Agreement.

NOW, THEREFORE, the Parties agree as follows:

Section 1. Effectiveness of Agreement.
           ---------------------------

1.1.   The Parties agree that as of this date and upon execution hereof, this
       Agreement shall govern the relation between the Parties in all matters provided for herein. Therefore, this Agreement shall be binding, both directly and indirectly, on and as among the Shareholders, their successors, heirs, assignees, legal representatives, trustees, etc.

1.2.   The Parties expressly agree that this Agreement supersedes: (i) the
       "Shareholders' Agreement made by and among the Parties on August 3, 1998;
       (ii) the "Shareholders' Agreement dated October 23, 1998; and (iii) the
       "Amended Shareholders' Agreement", dated December 2, 1998.

1.3.   The documents referred to in the preceding paragraph shall be automatically terminated and cease to be valid and/or effective; and the
       Parties hereby acknowledge and agree that they have no claims against each other in connection with such termination.

1.4.   The Parties agree to cause the Company and its management and auditing bodies, as well as any and all companies and/or entities in which the
       Company holds an equity interest, and their respective management and auditing bodies, to abide and cause abidance to this Agreement. Each
       Party shall be liable for the faithful performance of its obligations under this Agreement.

2.     Bylaws
       ------

2.1.   Attached hereto as Schedule 2.1 is a copy of the Company's Bylaws, as in effect. The Parties represent that, except for the change in the Capital
       Stock as may be resolved at the Special General Meeting of Shareholders called for March 24, 1999, no amendment to the Bylaws is pending implementation or registration as of the date hereof.

3.     Company's Board of Directors
       ----------------------------

3.1.   The Parties agree that the Board of Directors shall consist of three (3)
       regular members, and that an equal number of alternates may be appointed.

3.2.   Notwithstanding the foregoing, in the event the Parties desire to increase the number of members of the Board of Directors, it is hereby agreed that the Board of Directors shall at all times consist of an odd number of regular members and that an equal number of alternates may be appointed.

3.3.   Where the Company's Board of Directors consists of three regular members,
       Dallpoint shall have the right to appoint one Regular Director and one alternate Director. If the Company's Board of Directors consists of five or seven regular members, Dallpoint shall have the right to appoint two
       Regular Directors and an equal number of alternates. If the Company's
       Board of Directors consists of nine regular members, Dallpoint shall have the right to appoint three Regular Directors and an equal number of alternates.

3.4.   The Board of Directors shall adopt resolutions with the approval of at least one Regular Director appointed by Dallpoint. The foregoing shall apply provided that the Director(s) appointed by Dallpoint attend the relevant meeting, and that such Director(s)' refusal to approve the matters at issue shall be reasonably founded.

3.5.   All meetings of the Company's Board of Directors shall be called on at least forty-eight hour days' notice by the Chairman, by letter and/or facsimile to the address and/or telephone number designated by each
       Director. The notice of meeting shall contain the items of the agenda to be discussed thereat, and attach any documents related thereto.

3.6.   Notwithstanding the provisions of the Bylaws, the Board of Directors shall hold at least one meeting monthly.

Section 4. Board of Directors of subsidiaries and affiliates
           -------------------------------------------------

4.1.   The Parties expressly agree that Dallpoint may at its sole option and at any time as it may determine, appoint at least one Regular Director and one alternate Director to the Board of Directors of each of the companies in which the Company shall hold an equity interest (other than Danone
       S.A. and Lacteos Longchamps S.A and the company to be organized pursuant to the provisions of the agreement entered into with Challener Holding
       Inc., dated January 22, 1999).

4.2.   In the event Dallpoint makes an appointment as provided for herein above, the Board of Directors of the relevant subsidiary and/or affiliate shall adopt its resolutions with the approval of at least the Director appointed by Dallpoint. The foregoing shall apply provided that the
       Director appointed by Dallpoint attends the relevant meeting, and that such Director's refusal to approve the matters at issue be reasonably founded.

Section 5. Audit Committee of the Company and its subsidiaries and affiliates.
           -------------------------------------------------------------------

5.1.   The Parties agree that the business and affairs of the Company and of any and all companies in which the Company holds an equity interest shall be audited, respectively, by an Audit Committee consisting of three (3)
       regular members and three (3) alternate members.

5.2.   Dallpoint may at all times appoint at least one (1) regular member and one (1) alternate member to the Audit Committee of the Company and of all such companies or entities in which the Company shall hold an equity interest (other than Danone S.A. and Lacteos Longchamps S.A and the company to be organized pursuant to the provisions of the agreement entered into with Challener Holding Inc., dated January 22, 1999).

5.3.   In addition, at least one (1) regular member and one (1) alternate member of the Company's Audit Committee shall be a partner of the Company's independent audit firm selected in accordance with Section 6 of this
       Agreement.

5.4.   At the option of Dallpoint, at least one (1) regular member and one (1)
       alternate member of the Audit Committees of the companies or entities in which the Company shall hold an equity interest shall be a partner of the
       Company's independent audit firm selected in accordance with Section 6 of this Agreement.

Section 6. Independent Auditors
           --------------------

The Company's independent auditors shall be selected by the Parties from the list of entities included in Schedule 6 hereof. In the event that in the reasonably founded opinion of any of the Parties it is desirable to change the selected independent auditors, the Parties agree that new independent auditors shall be selected from the list of firms included in Schedule 6 hereof.

Section 7. Meetings of Shareholders
           ------------------------

7.1.   With respect to the matters provided for in Schedule 7.1 hereof, the presence of Dallpoint's representative shall be necessary to constitute a quorum, and any resolution thereon shall require the affirmative vote of such representative.

7.2.   If any of the matters provided for in Schedule 7.1 is to be discussed or resolved at a meeting of shareholders of any of the Company's subsidiaries or affiliates, the Parties agree to previously discuss such matters at a Meeting of Shareholders of the Company, or else to agree on any other method to Dallpoint's satisfaction ensuring that the relevant matters shall not be approved without Dallpoint's consent.

Section 8. Limitation on the transfer of Shares and Rights
           -----------------------------------------------

8.1.   As a general principle, unless the Company's shares list on any stock exchange and/or self-regulated market, the Parties agree that they shall not sell, transfer, assign, pledge and/or otherwise encumber, create any lien or usufruct on, trade, convey title to, or dispose of, whether under a trust or otherwise, its shares; and shall not sell, transfer, assign, create any lien on, trade, convey title to or in any manner dispose of, whether under a trust or otherwise, the rights of first refusal, preemptive rights, or irrevocable contributions on account of the subscription of Shares, or debt securities convertible into capital stock, or any other negotiable economic right or interest in the
       Company's shares, without first providing for the exercise of the right of first refusal agreed in Section 9.

8.2    The above restriction shall not apply to any transfer by any of the
       Parties to a parent company and/or subsidiary; provided, however, that prior notice thereof shall be given to the other Parties.

Section 9. Right of first refusal
           ----------------------

9.1.   In the event that any of the Parties desires to sell all or any portion of its shareholding, preemptive rights or residual pre-emptive right (the
       "Selling Party"), such Party shall, prior to consummating any sale to third parties, give written notice of its desire to sell, for the other parties to exercise their right of first refusal- in a percentage equal to that of their respective holdings less the Selling Party's holding-
       according to the following procedure:

       a.  The Selling Party shall give written notice to the other Parties of its decision to sell, specifying: (i) number of shares offered for sale; (ii) price, term, form of payment and terms and conditions of the offer and, if there is a third party interested in purchasing the shares offered for sale, such third party's name, address and telephone number (hereinafter the "Offer for Sale"). The other
           Parties shall have thirty (30) calendar days from receipt of the
           Offer for Sale to accept it or reject it. Acceptance of the Offer for
           Sale shall constitute an irrevocable obligation to purchase the shares and/or rights offered thereunder on terms and conditions identical to those stated in the above mentioned notice. Failure to answer to, or non-acceptance of an Offer for Sale within the term stated above shall be deemed a rejection of the Offer for Sale, in which event the Selling Party may dispose of the rights and/or shares offered thereunder, within sixty (60) days of notice of Offer for
           Sale to the other Parties, on terms and conditions identical to those specified in the Offer for Sale.

       b.  If any third party should make a purchase offer ("Purchase Offer")
           with respect to the Selling Party's shares, the Selling Party shall, prior to consummating the sale: (i) allow the other Parties to exercise the right of first refusal provided for in the preceding paragraph, for which purpose the Selling Party shall give notice of the terms and conditions of the Purchase Offer to the other Parties, which will have thirty (30) calendar days to accept it or reject it.
           Upon rejection or failure to answer by the other Parties, the Selling
           Party shall give effect to the transfer of shares and/or rights provided for in the Purchase Offer not later than sixty (60) days of notice of the Purchase Offer, on terms and conditions identical to those specified therein. If the relevant shares and/or rights are not sold within such term, the Selling Party shall be required to follow this procedure again; (ii) as the case may be, inform the relevant third party of (a) the option provided for in Section 10, and (b) the preemptive right of the Parties; and (iii) give written notice to such third party of the full contents of this clause.

9.2.   Any Offer for Sale or Purchase Offer shall be deemed irrevocable after notice thereof has been given.

9.3.   As used herein, Purchase Offer shall be any act by any third party, whether a natural or legal person, aimed at acquiring all or any of the shares and/or rights thereon. The foregoing shall not apply to Company's redemption of its shares.

9.4.   Upon infringement of any of the provisions of this Section 9, this
       Agreement shall be automatically terminated for Selling Party's breach, and the other Parties shall be entitled to damages.

9.5.   The restriction agreed by the Parties shall not apply to any transfer by any of the Parties to a parent company and/or subsidiary; provided, however, that prior notice thereof

       shall be given to the other Parties. The restriction also does not apply where the Company's shares are listed on any Stock Exchange or self-regulated market.

Section 10. Public Offering of Company's Shares
            -----------------------------------

10.1.  In the event that Dallpoint considers that it is convenient for the
       Company to issue shares to be publicly offered, the Parties agree to take the necessary corporate action to obtain the requisite approvals.

10.2.  Additionally, in the event that Dallpoint gives written notice to the
       Mastellone Brothers of its intention to sell through the Bolsa de
       Comercio de Buenos Aires [Buenos Aires Stock Exchange] all or any portion of the Company's shares held by it, the Mastellone Brothers agree to adopt all requisite resolutions of shareholders, and to cause their representatives at the Board of Directors to take such action as may be necessary for the Company to obtain as soon as possible the appropriate approvals from the Buenos Aires Stock Exchange, any other self-regulated market and the Comision Nacional de Valores [Argentine Securities and
       Exchange Commission] to make a public offering of its shares.

10.3.  Dallpoint shall designate the placement agent(s) and determine jointly with such agents the system to be applied to, as well as the price and other terms and conditions for, the subscription of the shares.

10.4.  The Parties agree that, prior to taking any action aimed at obtaining the approvals provided for in 10.1 and 10.2, the Bylaws shall be amended to eliminate such provisions as in the Parties opinion are inconvenient for, or prevent or hinder, the normal placement of shares by public offering.

10.5.  In the event that the Mastellone Brothers determine to have the Company's shares listed on the Buenos Aires Stock Exchange and/or any self-regulated market in order to sell their equity interest in the
       Company, the Parties agree to take the necessary corporate action to obtain the requisite approvals. Notwithstanding the foregoing, prior to taking any action in connection therewith, the shareholder desiring to sell its shares shall allow the other parties to exercise the right of first refusal set forth in Section 9. For all purposes thereof, the purchase price shall be the price of the shares of holders desiring to have their shares listed, as shown in the most recent audited balance sheet prepared by the Company and filed with the Buenos Aires Stock
       Exchange (book value) as of the date of notice to the other shareholders.
       Notwithstanding the foregoing, any holder desiring to sell its shares may, prior to giving the above mentioned notice, request, at its own cost and expense, the valuation of the Company by two internationally recognized Investment Banks. In this event, the price payable for the shares shall be the average of these two valuations. If accepted, the offer, together with the payment of the price, shall be made within ninety (90) days of acceptance. Any shareholder desiring to have its shares listed shall select the Placement Agent and bear the costs thereof.

Section 11. Distribution of Dividends - Business and Investment Plan
            --------------------------------------------------------

11.1.  The Parties agree to use their best efforts and adopt such decisions as are necessary for the Company to distribute the maximum amount of dividends permitted, subject to the restrictions resulting from the various agreements executed by the Company to the date hereof.

11.2.  The Board of Directors may execute any kind of agreement imposing additional restrictions on the distribution of dividends, provided that any decision or agreement affecting the right to distribute dividends shall require prior approval at a Meeting of Shareholders, which shall adopt the relevant resolution in accordance with Section 7 hereof.

11.3.  A business and investment plan is attached hereto as Schedule 11.3. This plan shall be carried out by the Company with funds to be contributed by
       Dallpoint upon subscription of the Capital Increase.

Section 12. Company's Management
            --------------------

12.1.  The Company shall be managed by the current management team.

12.2.  In the event Mr. Pascual Mastellone shall not serve as President of the
       Company, the Parties agree to cause a Director appointed by Dallpoint to serve as Vice President.

12.3.  Nominees to the Company's management offices and General Management
       Office shall be approved by the Board of Directors.

12.4.  It is expressly agreed that Dallpoint shall have special influence on the
       Company's internal audit area and division, and that it may, based on a reasonable and founded criterion, develop new internal management and audit policies related to such area and/or division, and appoint any additional employees in connection therewith. In addition, Dallpoint may, at any time, conduct an internal audit of the Company or of such areas as it may deem fit, at its own cost.

12.5.  The Parties undertake to cause all Company's management offices and all companies and/or entities in which the Company holds an equity interest
       (other than Danone S.A. and Lacteos Longchamps S.A.) to issue a monthly report -which shall be delivered to Shareholders at the address set forth in the preamble to this Agreement- containing updated information on the matters discussed by such management offices and/or subsidiaries and/or affiliates after the last report. The Parties undertake to use their best efforts to cause Danone S.A. and Lacteos Longchamps S.A. to issue reports of their respective activities at regular intervals.

12.6.  Notwithstanding the foregoing, it is understood and agreed that for so as long as this Agreement is in full force and effect, and in addition to the accounting books and records that pursuant to provisions of law the
       Company shall keep and make available to shareholders according to section 67 and related sections of Argentine Act 19,550, Shareholders shall have the right to demand that the Chairman of the Board of
       Directors, through its legal representatives or designated directors, as the case may be, make available to Shareholders any contract, agreement, evidence of payment, balance sheet, receipt, book and, generally, any document related to the business and affairs of

       the Company and/or its subsidiaries and/or affiliates, and the Board of
       Directors shall take all actions necessary to ensure that such information is furnished to the requesting Shareholder within 48 hours after request.

Section 13. Representations and Warranties
            ------------------------------

Each Shareholder represent and warrants that (a) the execution and performance of this Agreement do not and will not contravene, or result in a breach of the terms of, any agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound, or constitute a violation of any decree, judgement or order of any court or governmental agency or authority, and (b)
this Agreement constitutes the legal, valid and binding obligation of each
Shareholder, enforceable in accordance with its terms.

Section 14. Prior Agreement
            ---------------

This Agreement shall prevail over any provision to the contrary contained in the
Company's Bylaws, and in case of conflict, the Parties agree to use their best reasonable efforts to amend the Bylaws to make them consistent with the provisions hereof.

Section 15. Confidentiality
            ---------------

Each Shareholder shall, for a term of three (3) years after it shall have transferred its shares in the Company, keep confidential, with respect to any person other than its associates or shareholders, any and all information obtained in its capacity as shareholder, or through directors, unless such information is required to be disclosed to any domestic or foreign government authority entitled to request it, and provided such Shareholder shall give prior notice of that circumstance to the Company and the other Parties.

Section 16. Effectiveness
            -------------

This Agreement shall become effective upon execution and continue in full force and effect during the term of duration of the Company, unless (i) earlier terminated by the Parties' mutual agreement in writing, or (ii) Dallpoint's interest in the Company's capital stock shall be lower than 15% (fifteen per cent). In any of these two events, the parties shall not be entitled to make any claim or demand damages against each other. The provisions of Section 15 shall survive the termination of this agreement, irrespective of the reasons therefor.

Section 17. Governing Law
            -------------

This Agreement shall be governed by and construed in accordance with the laws of the Republic of Argentina. Any dispute arising out of or in connection with this
Agreement, or the construction or performance hereof shall be submitted to the exclusive jurisdiction of the General Arbitration Board of the Buenos Aires
Stock Exchange. Without prejudice to this arbitration jurisdiction, the Parties agree that where court assistance is required due to lack of imperium of the above mentioned General Arbitration Board, any dispute in connection herewith shall be submitted to the Ordinary Commercial Courts of the City of Buenos
Aires, with exclusion of any other court. The Mastellone Brothers hereby waive the right to file a motion requesting security for costs of litigation (cautio judicatum solvi), provided for in section 348 of the Argentine Federal Code of
Procedures in Civil and Commercial Matters.

Section 18. Notices
            -------

18.1.  Any notices or other communications required or permitted under this
       Agreement shall be in writing and will be deemed given on the date they are received, whether delivered personally or by certified mail, postage prepaid, return receipt requested. All such notices shall be given at the domiciles set forth in the preamble of this Agreement, which shall be deemed valid for all purposes hereof.

18.2   Any Party may change its domicile for notices, by written notice to the other Parties as specified in the foregoing paragraph.

IN WITNESS WHEREOF, this Agreement is executed in two (2) counterparts, in the
City of Buenos Aires, on the date first above written.

/s/ Carlos Agote

/s/ Pascual Mastellone

/s/ Victorio Mastellone

/s/ Jose Moreno

                                       10